UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2006
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation or organization)	Number)	No.)

5075 Westheimer
Suite 890
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Independent Auditors’ Report
BALANCE SHEETS
STATEMENTS OF INCOME
STATEMENTS OF SHAREHOLDER’S EQUITY
STATEMENTS OF CASH FLOWS
SPECIALTY RENTAL TOOLS, INC. NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2005, DECEMBER 31, 2004 AND 2003
SCHEDULE I -- SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
SIGNATURES
EXHIBIT INDEX
Indenture dated January 18, 2006
Purchase Agreement dated January 12, 2006
Registration Rights Agreement
Amended and Restated Credit Agreement
Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
Press Release dated January 18, 2006
Press Release dated January 18, 2006

Item 1.01. Entry into a Material Definitive Agreement.
Issuance and Sale of Senior Notes
     The information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Senior Notes” and “Registration Rights Agreement” is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Amendment and Restatement of Credit Agreement
     On January 18, 2006, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), as borrower, Royal Bank of Canada, as administrative agent and collateral agent (“Agent”), RBC Capital Markets, as lead arranger and sole bookrunner, and the lenders party thereto entered into an Amended and Restated Credit Agreement dated as of January 18, 2006 (the “Credit Agreement”). The Credit Agreement, which provides the Company with a $25 million secured revolving credit facility, has a final maturity date of January 18, 2010.
     The Company will be subject to the following covenants, obligations and material terms under the Credit Agreement.
     Borrowings under the Credit Agreement bear interest under one of two rate options, selected by the Company, equal to either:
•	the higher of (a) the Agents’ prime rate and (b) the federal funds rate plus one-half percent, or

•	the applicable eurodollar rate.
     The Credit Agreement contains certain covenants and provisions that affect the Company and certain of its subsidiaries, including, without limitation, customary covenants and provisions prohibiting:
•	the Company and certain of its subsidiaries from creating or incurring indebtedness;

•	the Company and certain of its subsidiaries from creating or incurring certain liens on their respective property, assets or revenue;

•	the Company and certain of its subsidiaries from entering into any swap contracts, other than in the ordinary course of business, to protect against fluctuations in interest rates or foreign exchange rates and not for speculation;

•	the Company and certain of its subsidiaries from creating any obligations for the payment of rent for any property under lease, except for certain operating leases (other than synthetic lease obligations) entered into in the ordinary course of business prior to the closing date of the Credit Agreement;

•	certain investments by the Company and certain of its subsidiaries;

•	the Company and certain of its subsidiaries from declaring or making, directly or indirectly, any restricted payments, or incurring any obligations to do so;

•	the Company and certain of its subsidiaries from making capital expenditures in excess of specified amounts;

•	the Company and certain of its subsidiaries from disposing of property that is deemed substantial under the Credit Agreement; and

•	consolidations, mergers and asset transfers by the Company and certain of its subsidiaries.
      These covenants and provisions are subject to a number of important qualifications and exceptions. In addition, the Credit Agreement requires that the Company maintain specified financial ratios.
     The Credit Agreement contains customary events of default, including upon a change in control (as defined in the Credit Agreement), that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the Credit Agreement.

     The Company has the right to terminate or decrease the commitments under the Credit Agreement provided that notice is given to the Agent.
     As of January 18, 2006, the Company had not yet borrowed any amounts under the Credit Agreement.
     Each of the Company’s material subsidiaries has agreed to jointly and severally, fully and unconditionally guarantee the obligations of the Company under the Credit Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 18, 2006, the Company completed its acquisition of all of the outstanding capital stock of Specialty Rental Tools, Inc., a Louisiana corporation (“Specialty”), pursuant to the stock purchase agreement described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2005 (the “December 27 8-K”). The information included in, or incorporated by reference into, Items 1.01 and 8.01 of the December 27 8-K (including without limitation Exhibit 99.1 to the December 27 8-K) is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K. The net proceeds from the sale of the Notes (as defined in Item 2.03 of this Current Report on Form 8-K) were used, among other things, to pay the purchase price for the acquisition.
Item 2.03. Creation of a Direct Financial Obligation.
Issuance and Sale of Senior Notes
     On January 18, 2006, the Company successfully completed the issuance and sale of $160,000,000 aggregate principal amount of its 9.0% Senior Notes due 2014 (the “Notes”), pursuant to the Purchase Agreement, dated as of January 12, 2006, by and among the Company, the Guarantors named therein and the Initial Purchasers named therein (the “Purchase Agreement”). The Notes are jointly and severally, fully and unconditionally guaranteed by each of the Company’s material domestic restricted subsidiaries (the “Guarantees”). The Notes and the Guarantees were offered and sold in private transactions in conformance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The Company issued the Notes pursuant to an indenture, dated as of January 18, 2006, by and among the Company, the guarantor parties thereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Indenture”).
     The Company intends to use net proceeds from the sale of the Notes to fund its acquisition of Specialty, to repay existing debt and for general corporate purposes.
     Interest on the Notes will accrue from January 18, 2006 at a rate of 9.0% per year. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2006. The Notes will mature on January 15, 2014. The Notes are senior unsecured obligations of the Company and rank, in right of payment, equally with all of the Company’s existing and future senior unsecured indebtedness and senior to any existing and future subordinated indebtedness of the Company. The Notes are effectively subordinated to any of the Company’s existing or future secured indebtedness, including under the Credit Agreement, to the extent of the assets securing such indebtedness. The Guarantees are senior unsecured obligations of the Guarantors and rank, in right of payment, equally with all of the Guarantors’ existing and future senior unsecured indebtedness and senior to any existing and future subordinated indebtedness of the Guarantors. The Guarantees are effectively subordinated to any of the Guarantors’ existing or future secured indebtedness to the extent of the assets securing such indebtedness.
     The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to:
•	incur additional debt;

•	make certain investments or pay dividends or distributions on such entity’s capital stock or purchase or redeem or retire capital stock;

•	sell assets, including capital stock of the Company’s restricted subsidiaries;

•	restrict dividends or other payments by restricted subsidiaries;

•	create liens;

•	enter into transactions with affiliates; and

•	merge or consolidate with another company.
These limitations are subject to a number of important qualifications and exceptions.

     Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal of all the Notes to be due and payable immediately.
     The Company may, at its option, redeem all or part of the Notes, at any time prior to January 15, 2010 at the make-whole price set forth in the Indenture, and on or after January 15, 2010 at fixed redemption prices, plus accrued and unpaid interest, if any, to the date of redemption.
     At any time, which may be more than once, before January 15, 2009, the Company may redeem up to 35% of the outstanding Notes with money that it raises in one or more equity offerings at a redemption price of 109.0% of the par value of the Notes redeemed, plus accrued and unpaid interest, as long as:
•	the Company redeems the Notes within 180 days of completing the equity offering; and

•	at least 65% of the aggregate principal amount of Notes issued in the offering remains outstanding after the redemption.
     If the Company experiences certain kinds of changes of control, it must give holders of the Notes the opportunity to sell to the Company their Notes at 101% of their principal amount, plus accrued and unpaid interest.
Registration Rights Agreement
     On January 18, 2006, the Company entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which the Company agreed to use its commercially reasonable efforts to (i) file with the SEC a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) relating to a registered exchange offer for the Notes under the Securities Act and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days following January 18, 2006. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.
     In connection with the closing of the Notes offering, the Company is filing certain exhibits as part of this Current Report on Form 8-K.
Amendment and Restatement of Credit Agreement
     The information included in Item 1.01 of this Current Report on Form 8-K under the caption “Amendment and Restatement of Credit Agreement” is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
     In connection with the amendment and restatement of the Credit Agreement, the Company is filing certain exhibits as part of this Current Report on Form 8-K.

Agreement Descriptions
     The descriptions of the provisions of the Credit Agreement, the Purchase Agreement, the Indenture and the Registration Rights Agreement set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.
Item 8.01. Other Events.
     On January 18, 2006, the Company issued a press release announcing the successful closing of the Notes offering described in Item 2.03 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     On January 18, 2006, the Company issued a press release announcing the successful closing of the Specialty acquisition described in Item 2.01 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Independent Auditors’ Report
To the Shareholder
Specialty Rental Tools, Inc.
Broussard, Louisiana
      We have audited the accompanying balance sheets of Specialty Rental Tools, Inc. (the “Company”) as of September 30, 2005, and December 31, 2004 and 2003, and the related statements of income, shareholder’s equity and cash flows for the nine months ended September 30, 2005, and the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Rental Tools, Inc. as of September 30, 2005 and December 31, 2004 and 2003, and the results of its operations and its cash flows for the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.
      Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
November 5, 2005

SPECIALTY RENTAL TOOLS, INC.
BALANCE SHEETS

		December 31,
	September 30,
	2005	2004	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,816,572	$11,038,970	$9,097,762
Trade receivables, net	8,602,269	5,437,713	3,206,942
Advances to employees	140,000	—	—
Inventory	348,058	256,888	181,368
Prepaid expenses and other	102,553	82,256	66,910

TOTAL CURRENT ASSETS	25,009,452	16,815,827	12,552,982
PROPERTY AND EQUIPMENT, net	16,242,311	12,285,735	9,103,656

TOTAL ASSETS	$41,251,763	$29,101,562	$21,656,638

LIABILITIES AND SHAREHOLDER’S EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,605,368	$1,217,857	$1,280,641
Accrued liabilities	152,242	291,195	260,650
Current portion of notes payable	3,050,649	1,488,466	1,021,530

TOTAL CURRENT LIABILITIES	4,808,259	2,997,518	2,562,821
NOTES PAYABLE, less current portion	1,089,824	1,566,536	—

TOTAL LIABILITIES	5,898,083	4,564,054	2,562,821
COMMITMENTS AND CONTINGENCIES	—	—	—
SHAREHOLDER’S EQUITY
Common stock	155,655	155,655	155,655
Treasury stock, at cost	(736,000)	(736,000)	(736,000)
Retained earnings	35,934,025	25,117,853	19,674,162

TOTAL SHAREHOLDER’S EQUITY	35,353,680	24,537,508	19,093,817

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$41,251,763	$29,101,562	$21,656,638

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF INCOME

	Nine Months
	Ended	Year Ended December 31,
	September 30,
	2005	2004	2003

REVENUES, NET	$21,774,801	$18,010,940	$16,437,616
EXPENSES
Cost of sales	2,551,101	2,718,080	2,273,928
General and administrative	4,671,964	5,218,634	4,857,507
Depreciation	2,540,955	2,434,682	2,543,332
Gain on sale of assets	(1,690,550)	(1,098,488)	(332,431)

TOTAL EXPENSES	8,073,470	9,272,908	9,342,336

INCOME FROM OPERATIONS	13,701,331	8,738,032	7,095,280
OTHER INCOME (EXPENSE)
Interest income	76,371	46,173	66,282
Interest expense	(151,341)	(11,987)	(58,442)
Other, net	(7,687)	(76,917)	(95,327)

TOTAL OTHER EXPENSE	(82,657)	(42,731)	(87,487)

NET INCOME	$13,618,674	$8,695,301	$7,007,793

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF SHAREHOLDER’S EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND
YEARS ENDED DECEMBER 31, 2004 AND 2003

	Common Stock			Additional
			Treasury	Paid-in	Retained
	Shares	Amount	Stock	Capital	Earnings	Total

Balance, January 1, 2003	225	$155,655	$(736,000)	$154,655	$25,467,954	$24,887,609
Net income	—	—	—	—	7,007,793	7,007,793
Distributions	—	—	—	—	(12,801,585)	(12,801,585)

Balance, December 31, 2003	225	155,655	(736,000)	154,655	19,674,162	19,093,817
Net income	—	—	—	—	8,695,301	8,695,301
Distributions	—	—	—	—	(3,251,610)	(3,251,610)

Balance, December 31, 2004	225	155,655	(736,000)	154,655	25,117,853	24,537,508
Net income	—	—	—	—	13,618,674	13,618,674
Distributions	—	—	—	—	(2,802,502)	(2,802,502)

Balance, September 30, 2005	225	$155,655	$(736,000)	$154,655	$35,934,025	$35,353,680

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
STATEMENTS OF CASH FLOWS

	Nine Months
	Ended	Year Ended December 31,
	September 30,
	2005	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,618,674	$8,695,301	$7,007,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,540,955	2,434,682	2,543,332
Gain on sale of assets	(1,690,550)	(1,098,488)	(332,431)
Changes in operating assets and liabilities:
Receivables	(3,304,556)	(2,230,771)	777,986
Inventory	(91,170)	(75,520)	78,267
Prepaid expenses and other	(20,297)	(15,346)	(14,604)
Accounts payable	387,511	(62,784)	43,879
Accrued liabilities	(138,953)	30,545	10,519

NET CASH PROVIDED BY OPERATING ACTIVITIES	11,301,614	7,677,619	10,114,741
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,631,679)	(5,796,433)	(921,949)
Proceeds from sale of property and equipment	2,872,096	1,334,493	1,088,038

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(4,759,583)	(4,461,940)	166,089
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to shareholder	(2,802,502)	(3,251,610)	(12,801,585)
Proceeds from notes payable	3,000,000	3,000,000	—
Repayment of notes payable	(1,961,927)	(1,022,861)	(1,493,440)

NET CASH USED IN FINANCING ACTIVITIES	(1,764,429)	(1,274,471)	(14,295,025)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,777,602	1,941,208	(4,014,195)
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	11,038,970	9,097,762	13,111,957

CASH AND CASH EQUIVALENTS — END OF PERIOD	$15,816,572	$11,038,970	$9,097,762

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$151,341	$11,987	$58,442

See accompanying notes to financial statements.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2005, DECEMBER 31, 2004 AND 2003
NOTE A — NATURE OF OPERATIONS
      Specialty Rental Tools, Inc. (the “Company”) leases drill pipe, tubing, handling equipment, pressure control equipment, drill collars and other oilfield equipment to both major and independent petroleum exploration and production companies for use in drilling, completion and work-over operations. The Company is located in Broussard, Louisiana, and leases equipment to companies throughout the Gulf Coast Region. The Company was incorporated in the State of Louisiana in December 1978.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
      Revenue Recognition: Rental equipment is leased to customers at per day and per job contractual rates. Net revenues are determined by deducting sales discounts from gross sales.
      Cash and Cash Equivalents: The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents.
      Accounts Receivable: The Company uses the allowance method to account for uncollectible accounts receivable. The Company establishes an allowance for doubtful accounts based on factors surrounding credit risk of debtors, historical factors and other related information. The allowance for doubtful accounts was $56,728, $35,087 and $38,266 at September 30, 2005, and December 31, 2004 and 2003, respectively.
      Concentrations of Credit and Other Risks: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash in bank deposits with a financial institution. These accounts exceed federally insured limits. Deposits in the United States are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. The Company monitors the financial condition of the financial institution and has not experienced any losses on such accounts.
      The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.
      Inventory: Inventory consists primarily of supplies and materials used to repair and maintain rental equipment. Inventory is valued using the first-in, first-out method and stated at the lower of cost or market.
      Property and Equipment: Property and equipment are stated at cost. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred and are often billed back to customers as allowed by rental contracts. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts, and any gain or loss thereon is reflected in operations. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, ranging from 5 to 39 years.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The Company periodically evaluates the recoverability of the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.
      Income Taxes: The Company’s shareholder has elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, federal income tax is the responsibility of the individual shareholder, and no provision for federal income tax is included in the accompanying financial statements.
      Advertising: The Company’s policy is to expense advertising costs as incurred and amounted to approximately $193,000, $196,000 and $245,000 for the nine months ended September 30, 2005, and the years ended December 31, 2004, and 2003, respectively.
      Major Customers: For the nine months ended September 30, 2005, 51% of the Company’s revenues were generated from two unrelated customers. For the year ended December 31, 2004, 43% of the Company’s revenues were generated from one unrelated customer. For the year ended December 31, 2003, 50% of the Company’s revenues were generated from two unrelated customers.
NOTE C — PROPERTY AND EQUIPMENT
      Property and equipment consists of the following:

	Estimated		December 31,
	Useful	September 30,
	Lives	2005	2004	2003

Rental equipment	7 - 10 years	$33,667,834	$27,390,801	$23,338,565
Automobiles	5 years	508,535	410,094	330,734
Furniture and fixtures	5 - 7 years	12,369	12,369	1,835
Leasehold improvements	15 - 39 years	161,091	161,091	105,426

		34,349,829	27,974,355	23,776,560
Less: accumulated depreciation		(18,107,518)	(15,688,620)	(14,672,904)

		$16,242,311	$12,285,735	$9,103,656

NOTE D — NOTES PAYABLE
      Notes payable consist of the following:

		December 31,
	September 30,
	2005	2004	2003

Note payable to bank(1)	$—	$—	$1,021,530
Note payable to bank(2)	1,904,583	3,000,000	—
Note payable to bank(3)	2,154,160	—	—
Note payable to GMAC(4)	38,233	55,002	—
Note payable to Ford Credit(5)	43,497	—	—

	4,140,473	3,055,002	1,021,530
Less: current portion	3,050,649	1,488,466	1,021,530

Total notes payable — long-term	$1,089,824	$1,566,536	$—

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Future maturities of long-term debt as of September 30, 2005 are as follows:

Period Ending September 30,

2006	$3,050,649
2007	1,075,617
2008	14,207

$4,140,473

(1)  Note Payable to Bank
      In August 2002, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bore interest at a rate of prime less 1% and was payable in installments over 24 months. The Company repaid the note in August 2004.
(2)  Note Payable to Bank
      In December 2004, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bears interest at a rate of 4.2% per annum and is being repaid through monthly principal and interest payments totaling $130,617. The note is due in December 2006.
(3)  Note Payable to Bank
      In February 2005, the Company raised $3,000,000 under a note payable agreement from Iberia Bank, a financial institution in Louisiana. The note bears interest at a rate of 4.2% per annum and is being repaid through monthly principal and interest payments totaling $130,818. The note is due in March 2007.
(4)  Note Payable to GMAC
      In October 2004, the Company financed the purchase of a vehicle through a $56,333 note payable agreement with GMAC. The note is non-interest bearing and is being repaid through monthly principal payments of $1,565. The note is due in November 2007.
(5)  Note Payable to Ford Credit
      In June 2005, the Company financed the purchase of a vehicle through a $47,398 note payable agreement with Ford Credit. The note bears interest at a rate of 0.9% per annum and is being repaid through monthly principal and interest payments totaling $1,335. The note is due in June 2008.
NOTE E — SHAREHOLDER’S EQUITY
      Common Stock: The Company is authorized to issue 10,000 shares of common stock that has no par value. As of September 30, 2005 and December 31, 2004 and 2003, the Company had 225 common shares outstanding.
      Treasury Stock: The Company has repurchased common stock as treasury stock. As of September 30, 2005 and December 31, 2004 and 2003, the Company owned 2,275 shares of treasury stock.

SPECIALTY RENTAL TOOLS, INC.
NOTES TO FINANCIAL STATEMENTS — (Continued)
NOTE F — PROFIT SHARING PLAN
      The Company sponsors a profit sharing plan (the “Plan”) which covers all eligible employees. Company contributions to the Plan are discretionary. The Plan vests one hundred percent (100%) after six or more years of continuing service. During each of the years ended December 31, 2004 and 2003, the Company made contributions of approximately $163,000, and $155,000, respectively, to the Plan. During the nine months ended September 30, 2005, the Company did not make a contribution to the Plan.
NOTE G — RELATED PARTY TRANSACTIONS
      The Company paid the shareholder $486,000, $288,000 and $144,000 for the nine months ended September 30, 2005 and the years ended December 31, 2004 and 2003, respectively, for rent expense on the Company’s operating facilities in Broussard, Louisiana.
NOTE H — NON-CASH INVESTING AND FINANCING ACTIVITIES
      The following non-cash transaction took place during the nine months ended September 30, 2005:

•	The Company acquired an automobile for $47,398 which was funded through a note payable instrument.
      The following non-cash transaction took place during the year ended December 31, 2004:

•	The Company acquired an automobile for $56,333 which was funded through a note payable instrument.

SPECIALTY RENTAL TOOLS, INC.
SCHEDULE I — SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
PERIODS ENDED SEPTEMBER 30, 2005, DECEMBER 31, 2004 AND 2003

	Nine Months
	Ended	Year Ended December 31,
	September 30,
	2005	2004	2003

Salaries and wages	$2,001,351	$2,449,073	$2,340,807
Retirement plan expenses	—	163,261	155,409
Selling expenses	363,579	325,595	292,420
Shop supplies	590,929	500,783	571,038
Shop maintenance	103,479	43,691	46,767
Rent	486,000	288,257	180,000
Insurance	306,736	404,886	345,318
Automobile expenses	195,915	161,549	145,333
Advertising	192,874	196,037	244,695
Taxes, licenses and other	173,895	377,022	415,390
Bad debt expense, net of recoveries	126,900	81,389	(59,220)
Office expense	33,093	49,648	26,814
Uniforms	19,938	17,971	19,800
Utilities	64,671	115,565	69,006
Dues and subscriptions	7,189	7,375	8,956
Professional fees	4,678	34,739	52,112
Other	737	1,793	2,862

TOTAL	$4,671,964	$5,218,634	$4,857,507

(b)	Pro Form Financial Information.
ALLIS-CHALMERS ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2005

	ALLIS-		SPECIALTY		ALLIS-
	CHALMERS	SPECIALTY	PURCHASE		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		CONSOLIDATED

ASSETS
Cash and cash equivalents	$3,909	$15,817	$(14,141	) AA	$5,585
Trade receivables, net	23,777	8,602	—		32,379
Inventories	5,217	348	—		5,565
Prepaids and other	1,014	243	—		1,257

Total Current Assets	33,917	25,010	(14,141)		44,786
Property and equipment, net	75,516	16,242	70,646	AB	162,404
Goodwill	12,042	—	—		12,042
Other intangibles, net	7,264	—	—		7,264
Debt issuance costs, net	783	—	—		783
Other assets	40	—	—		40

Total Assets	$129,562	$41,252	$56,505		$227,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current maturities of long-term debt	$4,636	$3,051	$(3,051	) AA	$4,636
Trade accounts payable	8,703	1,605	—		10,308
Accrued employee benefits	701	—	—		701
Accrued interest	462	—	—		462
Accrued expenses	4,688	152	—		4,840
Accounts payable, related parties	78	—	—		78

Total Current Liabilities	19,268	4,808	(3,051)		21,025
Accrued postretirement benefit obligations	335	—	—		335
Long-term debt, net of current maturities	51,491	1,090	94,910	AC	147,491
Deferred income taxes	750	—			750
Other long-term liabilities	342	—	—		342

	72,186	5,898	91,859		169,943

STOCKHOLDERS’ EQUITY
Common stock	165	156	(156	) AD	165
Capital in excess of par value	57,940	—	—		57,940
Treasury stock, at cost		(736)	736	AD	—
Accumulated earnings (deficit)	(729)	35,934	(35,934	) AD	(729)

Total Stockholders’ Equity	57,376	35,354	(35,354)		57,376

Total Liabilities and Stockholders’ Equity	$129,562	$41,252	$56,505		$227,319

See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004
(In thousands, except per share data)

	ALLIS-		DIAMOND			DOWNHOLE			DELTA			CAPCOIL			W.T. ENT					SPECIALTY		ALLIS-
	CHALMERS	DIAMOND	PURCHASE		DOWNHOLE	PURCHASE		DELTA	PURCHASE		CAPCOIL	PURCHASE		W.T. ENT	PURCHASE		MI PURCHASE		SPECIALTY	PURCHASE		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		CONSOLIDATED

Sales	$47,726	$5,584	$—		4,793			$3,249			$5,774			$3,862					$19,109			$90,097
Cost of Sales	35,300	3,565	—		3,876	—		826	298	A	4,400	398	A	2,764	(904	)B	—		5,153	6,254	A	61,930

Gross Profit	12,426	2,019	—		917	—		2,423	(298)		1,374	(398)		1,098	904		—		13,956	(6,254)		28,167
Marketing and Administrative Expense	8,199	664	163	C	872	83	C	1,798	(940	)D	676	110	C	514	93	C	—		5,219	(312	)E	17,139

Income (Loss) from Operations	4,227	1,355	(163)		45	(83)		625	642		698	(508)		584	811		—		8,737	(5,942)		11,028
Other Income
Interest Income	32	—	—		—	—		4	—		—	—		—	—		—		46	(46	)F	36
Interest Expense	(2,808)	(59)	59	G	(74)	74	G	(49)	49	G	(74)	74	G	(44)	(406	)H	(733	)H	(12)	(6,708	)H	(10,711)
Other	272	(26)	—		—	—		114	—		—	—		—	—		—		(77)	—		283

Income (Loss) Before Taxes	1,723	1,270	(104)		(29)	(9)		694	691		624	(434)		540	405		(733)		8,694	(12,696)		636
Minority Interest	(321)	—	(524	)I	—	—		—	—		—	—		—	—		845	J	—	—		—
Taxes	(514)	—	—		—	—		(265)	265	K	—	—		(113)	113	K	—			—		(514)

Net Income/ (Loss)	888	1,270	(628)		(29)	(9)		429	956		624	(434)		427	518		112		8,694	(12,696)		122
Preferred Dividend	(124)	—	—		—	—		—	—		—	—		—	—		—		—	—		(124)

Net income/ (loss) attributed to common shares	$764	$1,270	$(628)		$(29)	$(9)		$429	$956		$624	$(434)		$427	$518		$112		$8,694	$(12,696)		$(2)

Pro forma net income (loss) per common share
Basic	$0.10																					$0.00

Diluted	$0.09																					$0.00

Weighted average shares outstanding Basic	7,930								385	L		294	L									8,609

Diluted	9,510								385	L		294	L									8,609

See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
(In thousands, except per share data)

	ALLIS-		DELTA			CAPCOIL			W.T. ENT					SPECIALTY		ALLIS-
	CHALMERS	DELTA	PURCHASE		CAPCOIL	PURCHASE		W.T. ENT	PURCHASE		MI PURCHASE		SPECIALTY	PURCHASE		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		CONSOLIDATED

Sales	$71,830	$821	$—		$2,161			$2,057					$23,466			$100,335
Cost of Sales	51,153	211	82	A	1,458	132	A	1,331	(286	)M	—		5,092	4,692	A	63,865

Gross Profit	20,677	610	(82)		703	(132)		726	286		—		18,374	(4,692)		36,470
Marketing and Administrative Expense	11,992	985	(665	)D	421	28	C	342	75	C	—		4,672	(495	)N	17,355

Income (Loss) from Operations	8,685	(375)	583		282	(160)		384	211		—		13,702	(4,197)		19,115
Other Income
Interest Income	—	3	—		—	—		—	—		—		76	(76	) F	3
Interest Expense	(2,143)	(11)	11	G	(26)	(16	)G	(17)	(102	)H	(366	)H	(151)	(5,789	) H	(8,610)
Debt Retirement	(1,087)							—	—							(1,087)
Other	221	116	—		—	—		—	—				(8)			329

Income (Loss) Before Taxes	5,676	(267)	594		256	(176)		367	109		(366)		13,619	(10,062)		9,750
Minority Interest	(488)	—	—		—	—					488	J				—
Taxes	(559)	(142)	142	K	(87)	87	K	(111)	111	K	—		—	—		(559)

Net Income/ (Loss)	4,629	(409)	736		169	(89)		256	220		122		13,619	(10,062)		9,191
Preferred Dividend	—	—	—		—	—		—	—		—		—	—		—

Net income/ (loss) attributed to common shares	$4,629	$(409)	$736		$169	$(89)		$256	$220		$122		$13,619	$(10,062)		$9,191

Pro forma net income (loss) per common share
Basic	$0.33															$0.64

Diluted	$0.30															$0.59

Weighted average shares outstanding
Basic	14,197		55	O		62	O									14,314

Diluted	15,589		55	O		62	O									15,706

See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2005
(In thousands, except per share data)

	ALLIS-		DIAMOND			DOWNHOLE			DELTA			CAPCOIL			W.T. ENT		MI			SPECIALTY		ALLIS-
	CHALMERS	DIAMOND	PURCHASE		DOWNHOLE	PURCHASE		DELTA	PURCHASE		CAPCOIL	PURCHASE		W.T. ENT	PURCHASE		PURCHASE		SPECIALTY	PURCHASE		CHALMERS
	CONSOLIDATED	HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		HISTORICAL	ADJUSTMENTS		CONSOLIDATED

Sales	$86,567	$460	$—		$1,006	$—		$1,764	$—		$3,475	$—		$3,033	$—		$—		$28,590	$—		$124,895
Cost of Sales	62,262	293	—		813	—		422	156	A	2,504	231	A	1,980	(639	)B	—		6,955	6,256	A	81,233

Gross Profit	24,305	167	—		193	—		1,342	(156)		971	(231)		1,053	639		—		21,635	(6,256)		43,662
Marketing and Administrative Expense	14,810	54	16	C	275	15	C	1,260	(665	)O	507	55	C	480	98	C	—		6,012	(574	)P	22,343

Income (Loss) from Operations	9,495	113	(16)		(82)	(15)		82	509		464	(286)		573	541		—		15,623	(5,682)		21,319
Other Income
Interest Income	32	—	—		—	—		5	—		—	—		—	—		—		88	(88	)F	37
Interest Expense	(3,317)	(5)	5	G	(39)	39	G	(22)	22	G	(47)	5	G	(27)	(204	)H	(550	)H	(154)	(7,766	)H	(12,060)
Debt Retirement	(1,087)																					(1,087)
Other	269	(3)	—		—	—		162	—		(7)	—		—	—		—		(94)	—		327

Income (Loss) Before Taxes	5,392	105	(11)		(121)	24		227	531		410	(281)		546	337		(550)		15,463	(13,536)		8,536
Minority Interest	(561)	—	(41	)I	—	—		—	—		—	—		—	—		602	J	—	—		—
Taxes	(714)	—	—		—	—		(304)	304	K	(87)	87	K	(142)	142	K	—		—	—		(714)

Net Income/ (Loss)	4,117	105	(52)		(121)	24		(77)	835		323	(194)		404	479		52		15,463	(13,536)		7,822
Preferred Dividend	—																					—

Net income/ (loss) attributed to common shares	$4,117	$105	$(52)		$(121)	$24		$(77)	$835		$323	$(194)		$404	$479		$52		$15,463	$(13,536)		$7,822

Pro forma net income (loss) per common share
Basic	$0.29																					$0.54

Diluted	$0.26																					$0.50

Weighted average shares outstanding
Basic	14,197								91	Q		84	Q									14,372

Diluted	15,589								91	Q		84	Q									15,764

See notes to unaudited pro forma consolidated condensed financial statements.

ALLIS-CHALMERS ENERGY INC
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS
      The following pro forma adjustments have been made to the historical financial statements:

AA)	Reflects the usage of excess cash of Specialty to either pay existing debt or to reduce the amount of borrowing needed to complete the acquisition.

AB)	Reflects the step-up in the basis of the fixed assets as a result of the Specialty acquisition to the lower of fair market value or actual cost.

AC)	Reflects the borrowing necessary to fund the cash portion of the acquisitions.

AD)	Reflects the elimination of Specialty’s stockholders’ equity.

A)	Reflects the increase in depreciation expense as a result of the step-up in basis of fixed assets.

B)	Reflects the elimination of lease expense not assumed as part of the acquisition, net of additional depreciation expense of $249,000 due to the increase value of the assets acquired in the W.T. Enterprises purchase.

C)	Reflects the increase in amortization due to the increase in other intangible assets in connection with the acquisitions of Diamond, Downhole, Capcoil and W.T. Enterprises.

D)	Reflects the elimination of year-end bonus paid to the employees of Delta.

E)	Reflects the following changes in general and administrative cost that will result from the acquisition of Specialty:

• The elimination of director fees of $96,000,

• increased rent expense of $12,000 and

• the elimination of officer salary of $228,000.

F)	Reflects the elimination of interest income as the pro forma assumes excess cash was utilized to offset borrowings.

G)	Reflects the elimination of interest expense due to historical debt not being assumed.

H)	Reflects the interest expense related to cash borrowed to affect the acquisition.

I)	Reflects the 45% minority interest position of M-I on the results of operations for Diamond, which operates as a division of AirComp.

J)	Reflects the elimination of the 45% minority interest position of M-I.

K)	Reflects the elimination of tax provisions of the Delta and W.T. Enterprises acquisitions as Allis-Chalmers has tax net operating losses to offset net income of the acquired entities.

L)	Reflects the issuance of shares of our common stock as part of the acquisition price. The pro forma treats the shares as having been issued at the stock price of $2.60 on January 1, 2004. The Delta and Capcoil acquisitions were comprised of $1.0 million in stock and $765,000 in stock, respectively.

M)	Reflects the elimination of lease expense not assumed as part of the W.T. Enterprises acquisition, net of additional depreciation expense of $187,000 due to the increased value of the assets acquired.

N)	Reflects the following general and administrative cost savings that will result from the acquisition of Specialty:

• The elimination of director fees of $64,000,

• decreased rent expense of $261,000 and

• the elimination of officer salary of $170,000.

O)	Reflects the issuance of shares of our common stock as part of the acquisition price of Delta and Capcoil. The pro forma treats the shares as having been issued at the stock price of $4.90 on January 1, 2005. The Delta and Capcoil acquisitions were comprised of $1.0 million in stock and $765,000 in stock, respectively. The adjustment related to the Delta and Capcoil acquisitions takes into account that the historical numbers for Allis-Chalmers include the issuance of the stock at the date of acquisition.

P)	Reflects the following general and administrative cost savings that will result from the acquisition of Specialty:

• The elimination of director fees of $88,000,

• decreased rent expense of $258,000 and

• the elimination of officer salary of $228,000.

Q)	Reflects the issuance of shares of our common stock as part of the acquisition price of Delta and Capcoil. The pro forma treats the shares as having been issued at the stock price of $4.94 on October 1, 2004. The Delta and Capcoil acquisitions were comprised of $1.0 million in stock and $765,000 in stock, respectively. The adjustment related to the Delta and Capcoil acquisitions takes into account that the historical numbers for Allis-Chalmers include the issuance of the stock at the date of acquisition.

(d) Exhibits.

Exhibit
Number	Description
4.1	Indenture dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	Form of 9.0% Senior Note due 2014, included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K.

10.1	Purchase Agreement dated as of January 12, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and the Initial Purchasers named therein.

10.2	Registration Rights Agreement dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and the Initial Purchasers named therein.

10.3	Amended and Restated Credit Agreement dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., as borrower, Royal Bank of Canada, as administrative agent and Collateral Agent, RBC Capital Markets, as lead arranger and sole bookrunner, and the lenders party thereto.

23.1	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

99.1	Press Release dated January 18, 2006 relating to the closing of the Notes offering.

99.2	Press Release dated January 18, 2006 relating to the closing of the Specialty acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: January 24, 2006	By:	/s/ Theodore F. Pound III
Theodore F. Pound III
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	Form of 9.0% Senior Note due 2014, included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K.

10.1	Purchase Agreement dated as of January 12, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and the Initial Purchasers named therein.

10.2	Registration Rights Agreement dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., the Guarantors named therein and the Initial Purchasers named therein.

10.3	Amended and Restated Credit Agreement dated as of January 18, 2006 by and among Allis-Chalmers Energy Inc., as borrower, Royal Bank of Canada, as administrative agent and Collateral Agent, RBC Capital Markets, as lead arranger and sole bookrunner, and the lenders party thereto.

23.1	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.

99.1	Press Release dated January 18, 2006 relating to the closing of the Notes offering.

99.2	Press Release dated January 18, 2006 relating to the closing of the Specialty acquisition.